Pricing Supplement No.113L Dated September 6, 2000         Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's.333-94393
Prospectus Supplement dated February 11, 2000)             and 33-64261

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes, Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $175,000,000.00
	Issue Price: VARIABLE
	Commission or Discount: $140,000.00
	Proceeds to Company:  $174,860,000.00

 Agent: SALOMON SMITH BARNEY

	Agent's Capacity:  [ ]     As agent    [x]  As principal

	If as principal
		[X]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: SEPTEMBER 11, 2000
	Stated Maturity:	   	SEPTEMBER 11, 2002

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[] 	Fixed Rate Note:
    Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates: TWO LONDON BUSINESS DAYS PRIOR TO INTEREST
                   RESET DATES.


	Interest Payment Dates: MONTHLY ON THE 11TH OR THE NEXT
                         GOOD BUSINESS DAY.

 Interest  Reset Dates:  MONTHLY ON THE 11TH OR THE NEXT
                         GOOD BUSINESS DAY.



	Index Maturity: 1 MO LIBOR
	Spread (+/-): +11BP
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]